Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.90 for the Fiscal Quarter Ended December 31, 2012

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2013--AMCON Distributing Company (“AMCON”) (NYSE AMEX MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.90 on net income available to common shareholders of $1.4 million for the fiscal quarter ended December 31, 2012.

“Our management team is committed to the development of our focused business strategy in a diligent fashion. AMCON’s culture of extreme dedication to customer service is what enables us to deliver consistent results. The depth and breadth of our customer relationships, in both our divisions, is an important and valuable asset as the merchant landscape remains highly competitive,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “We carefully manage our balance sheet and pay particular attention to the risk adjusted return on capital we employ. This approach, consistently applied, has enabled us to develop shareholder value over the long term, while prudently managing risk,” noted Mr. Atayan.

“The price/value relationship of our products and services are extremely important to our customer base. We are in alignment with our customers and our key vendors to develop dynamic merchandising programs that foster customer profitability and growth. We continue to make investments in foodservice and information technology as a key component of our program development,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.

“We are progressing toward the opening of our two new stores located in Northwest Arkansas and Omaha, Nebraska. Site development and other preparations are going smoothly,” said Eric Hinkefent, President of AMCON’s retail health food segment. “We continue to look for new locations which support our customer focused business model,” added Mr. Hinkefent.

“We were able to use our balance sheet strength to achieve several corporate objectives during the quarter. We negotiated the repurchase of 38,000 shares of preferred stock and 14,209 shares of common stock while at the same time taking advantage of attractive product related opportunities. At December 31, 2012, shareholders’ equity was $48.8 million and consolidated debt was $36.3 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We continue to make a wide variety of capital investments that will enhance our ability to provide first class service and support to our customers,” added Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota, and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2012 and September 30, 2012

	December	September
	2012	2012
	(Unaudited)
ASSETS
Current assets:
Cash	$34,802	$491,387
Accounts receivable, less allowance for doubtful accounts of $1.3 million and $1.2 million at December 2012 and September 2012, respectively	32,335,062	32,681,835
Inventories, net	49,705,411	38,364,621
Deferred income taxes	1,618,414	1,916,619
Prepaid and other current assets	7,355,045	6,476,702
Total current assets	91,048,734	79,931,164

Property and equipment, net	12,895,924	13,083,912
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,094,728	5,185,978
Other assets	441,409	1,258,985
	$115,830,622	$105,809,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,220,297	$17,189,208
Accrued expenses	5,709,984	6,931,859
Accrued wages, salaries and bonuses	2,146,303	2,503,361
Income taxes payable	625,784	2,194,966
Current maturities of long-term debt	1,192,560	1,182,829
Total current liabilities	24,894,928	30,002,223

Credit facility	30,379,181	14,353,732
Deferred income taxes	3,754,812	3,633,390
Long-term debt, less current maturities	4,773,604	5,075,680
Other long-term liabilities	334,175	336,186

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both December 2012 and September 2012.	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at December 31, 2012 and 58,000 shares issued and outstanding at September 30, 2012, and a total liquidation preference of $0.4 million and $1.5 million at December 2012 and September 2012, respectively.	400,000	1,450,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 and 158,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 623,115 shares outstanding at December 2012 and 612,327 shares outstanding at September 2012	6,543	6,293
Additional paid-in capital	12,453,049	11,021,109
Retained earnings	39,635,286	38,349,253
Treasury stock at cost	(3,300,956)	(918,000)
Total shareholders’ equity	48,793,922	48,458,655
	$115,830,622	$105,809,866

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2012 and 2011

	2012	2011
Sales (including excise taxes of $98.0 million and $90.5 million, respectively)	$302,218,321	$283,563,050
Cost of sales	282,988,532	264,925,373
Gross profit	19,229,789	18,637,677

Selling, general and administrative expenses	15,848,472	15,350,002
Depreciation and amortization	593,862	613,494
	16,442,334	15,963,496
Operating income	2,787,455	2,674,181
Other expense (income):
Interest expense	316,052	424,110
Other (income), net	(61,349)	(151,264)
	254,703	272,846
Income from operations before income tax expense	2,532,752	2,401,335
Income tax expense	1,070,000	963,000
Net income	1,462,752	1,438,335
Preferred stock dividend requirements	(59,291)	(67,641)
Net income available to common shareholders	$1,403,461	$1,370,694

Basic earnings per share available to common shareholders	$2.26	$2.21
Diluted earnings per share available to common shareholders	$1.90	$1.83

Basic weighted average shares outstanding	622,277	619,910
Diluted weighted average shares outstanding	767,957	783,994

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,462,752	$1,438,335
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	502,612	512,555
Amortization	91,250	100,939
Gain on sale of property and equipment	(70,631)	(3,600)
Equity-based compensation	327,476	318,894
Deferred income taxes	419,627	449,159
Provision for losses on doubtful accounts	105,000	87,735
Provision for losses on inventory obsolescence	71,603	46,563
Other	(2,011)	(2,012)

Changes in assets and liabilities:
Accounts receivable	241,773	3,652,086
Inventories	(11,412,393)	(9,538,609)
Prepaid and other current assets	(878,343)	1,122,163
Other assets	56,705	(4,175)
Accounts payable	(2,021,716)	(2,586,190)
Accrued expenses and accrued wages, salaries and bonuses	(500,789)	(1,731,517)
Income tax payable	(1,569,182)	(1,367,567)
Net cash flows from operating activities	(13,176,267)	(7,505,241)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(330,228)	(261,717)
Proceeds from sales of property and equipment	139,040	3,600
Net cash flows from investing activities	(191,188)	(258,117)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	16,025,449	7,996,506
Principal payments on long-term debt	(292,345)	(410,772)
Repurchase of Series B Convertible Preferred Stock and common stock	(2,572,085)	—
Dividends paid on convertible preferred stock	(59,291)	(67,641)
Dividends on common stock	(117,428)	(119,313)
Proceeds from exercise of stock options	1,180	1,180
Withholdings on the exercise of equity-based awards	(74,610)	(51,452)
Net cash flows from financing activities	12,910,870	7,348,508
Net change in cash	(456,585)	(414,850)

Cash, beginning of period	491,387	1,389,665
Cash, end of period	$34,802	$974,815

	2012	2011
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$279,667	$401,312
Cash paid during the period for income taxes	2,219,555	1,881,407

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$64,042	$3,254
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,389,258	950,562
Conversion by holder of Series B Convertible Preferred Stock to common stock	100,000	—
Common stock acquired with other consideration	760,871	—

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727